[Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. Letterhead]

April 15, 2003

Freeport-McMoRan Copper & Gold Inc.

1615 Poydras Street

New Orleans, Louisiana  70112

Re:

Re:  Registration Statement on Form S-3

        $575,000,000 Principal Amount of 7% Convertible Senior Notes due 2011

Ladies and Gentlemen:

We have acted as counsel to Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by FCX with the Securities and Exchange Commission (the "Commission") on the date hereof.  The Registration Statement relates to the registration of the following securities:

1.

$575,000,000 principal amount of 7% convertible senior notes due 2011 (the "Notes") issued by FCX; and

2.

shares of class B common stock that FCX may issue upon conversion of the Notes at the option of the holders thereof (the "Conversion Shares").

The Notes and the Conversion Shares are to be offered and sold by certain securityholders of FCX ..

                In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

                Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

  The Notes are valid and binding obligations of FCX entitled to the benefits of the Indenture, dated February 11, 2003 (the "Indenture"), by and between FCX and The Bank of New York, as trustee.

  The Conversion Shares have been duly authorized, and, if and when issued by FCX upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

The opinion in paragraph 1 hereof is subject to the qualification that enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Note or Conversion Share:  (a) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act of 1933 and such effectiveness shall not have been terminated or rescinded and (b) there will not have occurred any change in law affecting the validity or enforceability of such Note or Conversion Share.

                The foregoing opinion is limited to the laws of the State of Louisiana, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As to matters pertaining to the laws of New York, we have relied on the opinion of New York counsel to the initial purchaser of the Notes.  We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise.

                This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                We hereby consent to the use of this opinion as an exhibit to the Registration Statement of FCX relating to the Notes and the Conversion Shares and to the reference to our name in the prospectus contained therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations of the Commission.

                                                                                                Very truly yours,

                                                                                                JONES, WALKER, WAECTHER, POITEVENT

                                                                                                CARRERE & DENEGRE, L.L.P.